Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of  China Education Alliance, Inc. a North Carolina corporation (the “Company”), on Form 10-Q for the quarterly period ending  June 30, 2009 as filed with the Securities and Exchange Commission (the “Report”), I, Xiqun Yu, Chief Executive Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Xiqun Yu
Xiqun Yu
Chief Executive Officer
Date: August 10, 2009